EXECUTION COPY

June 8, 2011

To:	Brookdale Senior Living Inc.
111 Westwood Place, Suite 400
Brentwood, TN  37027
Attn:  T. Andrew Smith.
Telephone:  (615) 564-8033
Email:  andysmith@brookdaleliving.com
Facsimile:  (615) 564-8204

From:	RBC Capital Markets, LLC
as agent for Royal Bank of Canada
3 World Financial Center – 8th Floor
200 Vesey Street
New York, NY 10006-1404
Telephone:	212-858-7000
Facsimile:	212-428-3053

Re:	Base Convertible Bond Hedge Transaction
(Transaction Reference Number:__________________)

Ladies and Gentlemen:

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Royal Bank of Canada (“Dealer”) and Brookdale Senior Living Inc. (“Counterparty”).  This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

Disclosure of Agency Relationship

Dealer has appointed, as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“RBCCM”), for purposes of conducting, on Dealer’s behalf, a business in privately negotiated transactions in options and other derivatives.  You hereby are advised that Dealer, the principal and stated counterparty in such transactions, duly has authorized RBCCM to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products.

1.      This Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”).  In the event of any inconsistency between the 2006 Definitions and the Equity Definitions, the Equity Definitions will govern.  Certain defined terms used herein have the meanings assigned to them in the Prospectus Supplement dated June 8, 2011 to the Prospectus dated June 7, 2011 (the “Prospectus Supplement”), and the Indenture to be dated as of the closing date of the initial issuance of the Convertible Securities described below between Counterparty and American Stock Transfer & Trust Company, LLC as trustee, as supplemented by the Supplemental Indenture also to be dated as of the closing date of the initial issuance of the Convertible Securities described below between Counterparty and American Stock Transfer & Trust Company, LLC as trustee (the “Indenture”) relating to the USD 275 million principal amount of 2.75% convertible senior notes due 2018 and any additional principal amount of 2.75% convertible senior notes due 2018 issued pursuant to an exercise of the over-allotment option (the “Convertible Securities”).  In the event of any inconsistency between the terms defined in the Indenture or defined in the Prospectus Supplement and this Confirmation, this Confirmation shall govern.  For the avoidance of doubt, references herein to provisions of the Indenture are based on the description of the Convertible Securities set forth in the Prospectus Supplement.  If any relevant provisions of the Indenture differ in any material respect from those described in the Prospectus Supplement, the parties will, if appropriate, amend this Confirmation in good faith to preserve the economic intent of the parties. The parties further acknowledge that references to the Indenture herein are references to the Indenture as in effect on the date of its execution and if the Indenture is amended following its execution, any such amendment will be disregarded for purposes of this Confirmation (other than as provided in Section 8(a)(ii) below) unless the parties agree otherwise in writing.

This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates.  This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation).  For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein.  In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

2.      The Transaction constitutes a Share Option Transaction for purposes of the Equity Definitions.  The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	June 8, 2011

Effective Date:	The closing date of the initial issuance of the Convertible Securities.

Option Type:	Call

Seller:	Dealer

Buyer:	Counterparty

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “BKD”).

Number of Options:
The number of Convertible Securities (other than any Option Securities (as defined in the Underwriting Agreement, as defined below)) in denominations of USD1,000 principal amount issued by Counterparty on the closing date for the initial issuance of the Convertible Securities.

Number of Shares:	As of any date, the product of the Number of Options and the Conversion Rate.

Applicable Percentage:	50%

Conversion Rate:
As of any date, the “Conversion Rate” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― General”) as of such date, but without regard to any adjustments to the “Conversion Rate” as set forth in the section of the Indenture containing the provisions described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions” (a “Fundamental Change Adjustment”) or any discretionary adjustment as set forth in the section of the Indenture containing the provisions described in the sixth to last paragraph in the Prospectus Supplement under “Description of Notes ― Conversion Rate Adjustments” (i.e., the paragraph commencing with “We are permitted to increase…”) (a “Discretionary Adjustment”).

Premium:	As provided in Annex A to this Confirmation.

Premium Payment Date:	The Effective Date

Exchange:	New York Stock Exchange

Related Exchange:	All Exchanges

Procedures for Exercise:

Exercise Dates:	Each Conversion Date.

Conversion Date:Each “Conversion Date” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― General”) occurring during the period from and excluding the Trade Date to and including the Expiration Date, for Convertible Securities, each in denominations of USD 1,000 principal amount, that are submitted for conversion on such Conversion Date in accordance with the terms of the Indenture excluding  Convertible Securities (i) with respect to which Counterparty has elected the “Exchange in Lieu of Conversion” option as set forth in the section of the Indenture containing the provisions described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Exchange in Lieu of Conversion” and (ii) that have been accepted by the designated financial institution pursuant to that section of the Indenture (such Convertible Securities, other than those excluded as set forth above, the “Relevant Convertible Securities” for such Conversion Date).

Required Exercise on
Conversion Dates:
On each Conversion Date, a number of Options equal to the number of Relevant Convertible Securities for such Conversion Date in denominations of USD1,000 principal amount shall be automatically exercised.

Expiration Date:The second “Scheduled Trading Day” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion”) immediately preceding the stated maturity date of the Convertible Securities of June 15, 2018 (such stated maturity date, the “Maturity Date”).

Automatic Exercise:	As provided above under “Required Exercise on Conversion Dates”.

Exercise Notice Deadline:
In respect of any exercise of Options hereunder on any Conversion Date, the Exchange Business Day prior to the first “Scheduled Trading Day” of the “Cash Settlement Averaging Period” (each as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement

Upon Conversion” and as modified under “Convertible Security Settlement Method” below) relating to the Convertible Securities converted on the Conversion Date occurring on the relevant Exercise Date; provided that in the case of any exercise of Options hereunder in connection with the conversion of any Relevant Convertible Securities on any Conversion Date occurring during the period starting on and including March 15, 2018 and ending on and including the second “Scheduled Trading Day” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion”) immediately preceding the Maturity Date (the “Final Conversion Period”), the Exercise Notice Deadline shall be the Exchange Business Day immediately following the last day of the Final Conversion Period.

Notice of Exercise:
Notwithstanding anything to the contrary in the Equity Definitions, Dealer shall have no obligation to make any payment or delivery in respect of any exercise of Options hereunder unless Counterparty notifies Dealer in writing prior to 5:00 PM, New York City time, on the Exercise Notice Deadline in respect of such exercise of (i) the number of Options being exercised on the relevant Exercise Date, (ii) the scheduled settlement date under the Indenture for the Relevant Convertible Securities converted on the Conversion Date corresponding to such Exercise Date, (iii) whether such Relevant Convertible Securities will be settled by Counterparty by delivery of cash, Shares or a combination of cash and Shares and, if such a combination, the “Specified Dollar Amount” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion”) and (iv) the first “Scheduled Trading Day” of the “Cash Settlement Averaging Period” (each as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion” and as modified under “Convertible Security Settlement Method” below); provided that in the case of any exercise of Options hereunder in connection with the conversion of any Relevant Convertible Securities on any Conversion Date occurring during the Final Conversion Period, the contents of such notice shall be as set forth in clause (i) above.  Counterparty acknowledges its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act (as defined below) and the rules and regulations thereunder, in respect of any election of a settlement method with respect to the Convertible Securities.  For the avoidance of doubt, if Counterparty fails to give such notice when due in respect of any exercise of Options hereunder, Dealer’s obligation to make any payment or delivery in respect of such exercise shall be permanently extinguished, and late notice shall not cure such failure; provided that notwithstanding the foregoing, such notice (and the related exercise of Options) shall be effective if given after the Exercise Notice Deadline, but prior to 5:00 PM New York City time, on the fifth Exchange Business Day following the Exercise Notice Deadline (such time on such day, the “Late Cutoff Time”) in which event the Calculation Agent shall have the right to adjust the Delivery Obligation as appropriate to reflect the additional costs (including, but not limited to, hedging mismatches and market losses) and expenses incurred by Dealer in connection with its hedging activities (including the unwinding of any hedge position) as a result of Dealer not having received such notice on or prior to the Exercise Notice Deadline.

Notice of Convertible Security
Settlement Method:
Counterparty shall notify Dealer in writing before 5:00 PM (New York City time) on the first “Scheduled Trading Day” immediately prior to commencement of the Final Conversion Period of the irrevocable election by the Counterparty, as set forth in the section of the Indenture containing the provisions described in the second paragraph of the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion” (i.e., the paragraph commencing with “All conversions on or after the Free Convertability Date…”), of the settlement method and, if applicable, the “Specified Dollar Amount” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion”) applicable to Relevant Convertible Securities with a Conversion Date occurring during the Final Conversion Period.  If Counterparty fails timely to provide such notice, Counterparty shall be deemed to have notified Dealer of combination settlement with a “Specified Dollar Amount” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion”) of USD1,000 for all conversions occurring during the Final Conversion Period.  Counterparty agrees that it shall settle any Relevant Convertible Securities with a Conversion Date occurring during the Final Conversion Period in the same manner as provided in the Notice of Convertible Security Settlement Method it provides or is deemed to have provided hereunder.

Dealer’s Telephone Number
and Telex and/or Facsimile Number
and Contact Details for purpose of
Giving Notice:	To be provided by Dealer.

Settlement Terms:

Settlement Date:
In respect of an Exercise Date occurring on a Conversion Date, the settlement date for the cash and Shares (if any) to be delivered in respect of the Relevant Convertible Securities converted on such Conversion Date pursuant to the section of the Indenture described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion”; provided that the Settlement Date will not be prior to the latest of (i) the date one Settlement Cycle following the final day of the relevant “Cash Settlement Averaging Period”, (ii) the Exchange Business Day immediately following the date on which Counterparty gives notice to Dealer of such Settlement Date prior to 5:00 PM, New York City time or (iii) the Exchange Business Day immediately following the date Counterparty provides the Notice of Delivery Obligation prior to 5:00 PM, New York City time.

Delivery Obligation:	In lieu of the obligations set forth in Sections 8.1 and 9.1 of the Equity Definitions, and subject to “Notice of Exercise” above, in respect of an Exercise Date occurring on a Conversion Date, Dealer will deliver to Counterparty, on the related Settlement Date, the Applicable Percentage of a number of Shares and/or amount of cash in USD equal to the aggregate number of Shares, if any, that Counterparty would be obligated to deliver to the holder(s) of the Relevant Convertible Securities converted on such Conversion Date pursuant to the section of the Indenture described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion”  and/or the aggregate amount of cash, if any, in excess of USD1,000 per Convertible Security (in denominations of USD1,000) that Counterparty would be obligated to deliver to holder(s) pursuant to the section of the Indenture described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion” (except that such aggregate number of Shares shall be determined without taking into consideration any rounding pursuant to the section of the Indenture containing the provisions described in the last paragraph of the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion” and shall be rounded down to the nearest whole number) and cash in lieu of fractional Shares, if any, resulting from such rounding, if Counterparty had elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities by the Convertible Security Settlement Method, notwithstanding any different actual election by Counterparty with respect to the settlement of such Convertible Securities (the “Convertible Obligation”); provided that such obligation shall be determined excluding any Shares and/or cash that Counterparty is obligated to deliver to holder(s) of the Relevant Convertible Securities as a result of any adjustments to the Conversion Rate pursuant to a Fundamental Change Adjustment or a Discretionary Adjustment (and, for the avoidance of doubt, the Delivery Obligation shall not include any interest payment on the Relevant Convertible Securities that the Counterparty is (or would have been) obligated to deliver to holder(s) of the Relevant Convertible Securities for such Conversion Date); and provided further that if such exercise relates to the conversion of Relevant Convertible Securities in connection with which holders thereof are entitled to receive additional Shares and/or cash pursuant to the adjustment to the Conversion Rate set forth in respect of a Fundamental Change Adjustment, then, notwithstanding the foregoing, the Delivery Obligation shall include the Applicable Percentage of such additional Shares and/or cash, except that the Delivery Obligation shall be capped so that the value of the Delivery Obligation per Option (with the value of any Shares included in the Delivery Obligation determined by the Calculation Agent using the VWAP Price on the last day of the relevant Cash Settlement Averaging Period) does not exceed the amount as determined by the Calculation Agent that would be payable by Dealer pursuant to Section 6 of the Agreement if such Conversion Date were an Early Termination Date resulting from an Additional Termination Event with respect to which the Transaction (except that, for purposes of determining such amount (x) the Number of Options shall be deemed to be equal to the number of Options exercised on such Exercise Date and (y) such amount payable will be determined as if the section of the Indenture regarding the Fundamental Change Adjustment were deleted) was the sole Affected Transaction and Counterparty was the sole Affected Party (determined without regard to Section 8(b) of this Confirmation).  Notwithstanding the foregoing, and in addition to the cap described in the further proviso to the preceding sentence, in all events the Delivery Obligation shall be capped so that the value of the Delivery Obligation does not exceed the Applicable Percentage of the value of the Convertible Obligation (with the Convertible Obligation determined based on the actual settlement method elected by Counterparty with respect to such Relevant Convertible Securities instead of the Convertible Security Settlement Method and with the value of any Shares included in either the Delivery Obligation or such Convertible Obligation determined by the Calculation Agent using the VWAP Price on the last day of the relevant “Cash Settlement Averaging Period”).

Convertible Security Settlement Method:
For any Relevant Convertible Securities, if Counterparty has notified Dealer in the related Notice of Exercise (or in the Notice of Convertible Security Settlement Method, as the case may be) that it has elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities in cash or in a combination of cash and Shares in accordance with the section of the Indenture containing the provisions described in the Prospectus Supplement under “Description of Notes ― Conversion Rights – Settlement Upon Conversion”) (a “Cash Election”) with a “Specified Dollar Amount” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights – Settlement Upon Conversion”) of at least USD1,000, the Convertible Security Settlement Method shall be the settlement method actually so elected by Counterparty in respect of such Relevant Convertible Securities; otherwise, the Convertible Security Settlement Method shall (i) assume Counterparty made a Cash Election with respect to such Relevant Convertible Securities with a “Specified Dollar Amount” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights – Settlement Upon Conversion”) of USD1,000 per Relevant Convertible Security and (ii) be calculated as if the relevant “Cash Settlement Averaging Period” consisted of 60 “Trading Days” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights – Settlement Upon Conversion”) commencing on (x) the third “Scheduled Trading Day” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights – Settlement Upon Conversion”) after the Conversion Date for conversions occurring prior to the Final Conversion Period or (y) the 62nd “Scheduled Trading Day” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights – Settlement Upon Conversion”) prior to the Maturity Date for conversions occurring during the Final Conversion Period.

Notice of Delivery Obligation:	No later than the second Exchange Business Day immediately following the last day of the relevant “Cash Settlement Averaging Period”, Counterparty shall give Dealer notice of the final number of Shares and/or cash comprising the Convertible Obligation; provided that, with respect to any Exercise Date occurring during the Final Conversion Period, Counterparty may provide Dealer with a single notice of an aggregate number of Shares and/or cash comprising the Convertible Obligations for all Exercise Dates occurring in such period (it being understood, for the avoidance of doubt, that the requirement of Counterparty to deliver such notice shall not limit Counterparty’s obligations with respect to Notice of Exercise or Notice of Convertible Security Settlement Method or Dealer’s obligations with respect to Delivery Obligation, each as set forth above, in any way).

Other Applicable Provisions:
To the extent Dealer is obligated to deliver Shares hereunder, the provisions of Sections 9.1(c), 9.8, 9.9, 9.10 and 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Counterparty is the Issuer of the Shares) of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Restricted Certificated Shares:
Notwithstanding anything to the contrary in the Equity Definitions, Dealer may, in whole or in part, deliver Shares required to be delivered to Counterparty hereunder in certificated form in lieu of delivery through the Clearance System.  With respect to such certificated Shares, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by deleting the remainder of the provision after the word “encumbrance” in the fourth line thereof.

Share Adjustments:

Method of Adjustment:
Notwithstanding Section 11.2 of the Equity Definitions, upon the occurrence of any event or condition set forth in the sections of the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Conversion Rate Adjustments”, other than an event or condition that constitutes a Discretionary Adjustment or a Merger Event (as defined below), (such event or condition, an “Adjustment Event”), the Calculation Agent shall make a corresponding adjustment to the terms relevant to the exercise, settlement or payment of the Transaction.  Immediately upon the occurrence of an Adjustment Event, Counterparty shall notify the Calculation Agent of such Adjustment Event; and once the adjustments to be made to the terms of the Indenture and the Convertible Securities in respect of such Adjustment Event have been determined, Counterparty shall immediately notify the Calculation Agent in writing of the details of such adjustments.

Extraordinary Events:

Merger Events:
Notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in the section of the Indenture described in the eighth to last paragraph in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Conversion Rate Adjustments”

(i.e., the paragraph commencing with “In the event of:  any reclassification . . .”).

Consequences of Merger Events:
Notwithstanding Sections 12.2 and 12.3 of the Equity Definitions, upon the occurrence of a Merger Event that results in an adjustment under the Indenture, the Calculation Agent shall make a corresponding adjustment to the terms relevant to the exercise, settlement or payment of the Transaction; provided that such adjustment shall be made without regard to any adjustment to the Conversion Rate pursuant to a Fundamental Change Adjustment or a Discretionary Adjustment; and provided further that if, with respect to a Merger Event, the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares of an entity or person not organized under the laws of the United States, any State thereof or the District of Columbia, Cancellation and Payment (Calculation Agent Determination) shall apply.

Notice of Merger Consideration:
Upon the occurrence of a Merger Event that causes the Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), Counterparty shall reasonably promptly (but, in any event prior to the effective time of such Merger Event) notify the Calculation Agent of (i) the weighted average of the types and amounts of consideration received by the holders of Shares entitled to receive cash, securities or other property or assets with respect to or in exchange for such Shares in any Merger Event who affirmatively make such an election and (ii) the details of the adjustment made under the Indenture in respect of such Merger Event.

Nationalization, Insolvency
or Delisting:
Cancellation and Payment (Calculation Agent Determination); provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

(a)      Change in Law:                                   Applicable

(b)      Failure to Deliver:                              Applicable

(c)      Insolvency Filing:                              Applicable

(d)      Hedging Disruption:                          Applicable

(e)      Increased Cost of Hedging:              Applicable

Hedging Party:	For all applicable Potential Adjustment Events and Extraordinary Events, Dealer

Determining Party:	For all applicable Extraordinary Events, Dealer

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3.      Calculation Agent:                                   Dealer.  Following any determination or calculation by the Calculation Agent, upon a written request by Counterparty, Calculation Agent will provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail such determination or calculation, including, where applicable, a description of the methodology and data applied, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models used by it for such determination or calculation.

4.      Account Details:

Dealer Payment Instructions:	Royal Bank of Canada
JP Morgan Chase NY (CHASUS33)
ABA # xxx-xx0-021
Royal Bank of Canada (ROYCUS3X)
A/C # xxx-x-xx3363
Ref:  US Transit
A/C xxx-x499

Counterparty Payment/Delivery Instructions:

Bank name:  Bank of America, NA
Routing number:  xxxxx9593
Account name:  Brookdale Senior Living, Inc.
Account number:  xxxxxx8396

Account for delivery of Shares: To be advised.

5.      Offices:

The Office of Dealer for the Transaction is: New York

RBC Capital Markets, LLC
World Financial Center
200 Vesey Street
New York, New York 10281-8098
Telephone:          212-858-7000

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

6.      Notices: For purposes of this Confirmation:

Address for notices or communications to Counterparty:

To:	Brookdale Senior Living Inc.
111 Westwood Place, Suite 400
Brentwood, TN  37027
Attn:	T. Andrew Smith.
Telephone:	(615) 564-8033
Email:                      andysmith@brookdaleliving.com
Facsimile:               (615) 564-8204

Any notice or other communication required or permitted to be given to Dealer (for matters other than operational matters) with respect to this Confirmation shall be delivered in person or given by facsimile transmission to Dealer at the following address:

Trade Affirmations and Settlements:
RBC Capital Markets, LLC
Attn: Structured Derivatives Documentation
Three World Financial Center
200 Vesey Street
New York, NY 10006-1404 USA
Facsimile Number:            +1-212-858-7033
e-Mail Address:                geda@rbccm.com

Trade Confirmations:
RBC Capital Markets, LLC
Attn: Structured Derivatives Documentation
Three World Financial Center
200 Vesey Street
New York, NY 10281-1021 USA
Facsimile Number:            +1-212-428-3053
e-Mail Address:                SDD@rbccm.com

7.      Representations, Warranties and Agreements:
(a)           In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

(i)           On the Trade Date, and as of the date of any election by Counterparty of the Share Termination Alternative under (and as defined in) Section 8(b) below, (A) the Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission since (and including) the most recently filed annual report pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii)           On the Trade Date, neither Counterparty nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Dealer.

(iii)           Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iv)           Prior to the Trade Date, Counterparty shall deliver to Dealer a resolution of Counterparty’s board of directors authorizing the Transaction.

(v)           Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(vi)           Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vii)           On each of the Trade Date and the Premium Payment Date, Counterparty is not, or will not be, “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase the Number of Shares hereunder in compliance with the laws of the jurisdiction of its incorporation.

(viii)           Counterparty is not aware of any state or local (including non-U.S. jurisdictions) or non-U.S. federal law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares.

(ix)           Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(b)           Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in  the U.S. Commodity Exchange Act, as amended.

(c)           Each of Dealer and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof.  Accordingly, Counterparty represents and warrants to Dealer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d)           Counterparty agrees and acknowledges that Dealer is a “financial institution,”  “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of the Bankruptcy Code.  The parties hereto further agree and acknowledge that it is the intent of the parties that (A) this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code,(B) the Agreement is a “master netting agreement” and each of the parties thereto is a “master netting agreement participant”, each as defined in the Bankruptcy Code, (C) a party’s right to liquidate a Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party constitutes a “contractual right…to cause the liquidation, termination or acceleration” of the Transaction as described in the Bankruptcy Code and (D) Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

(e)           Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Effective Date and reasonably acceptable to Dealer in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement and such other matters as Dealer may reasonably request.

(f)           For the purpose of Section 3(f) of the Agreement, Dealer represents that it is a United States branch of a foreign person for United States federal income tax purposes.  Dealer will deliver to Counterparty a United States Internal Revenue Service Form W-8ECI or any successor of such form: (i) before the first payment date under this

Confirmation; (ii) promptly upon reasonable demand by the Counterparty; and (iii) promptly upon learning that any such form previously provided has become obsolete or incorrect.  Dealer has not owned and will not during the term of the five-year period prior to exercise of any Option hereunder or termination of this Transaction (in whole or in part) (actually or constructively, as determined under Treasury Regulation section 1.897-9T(b)), Shares worth more than five percent of the total fair market value of the outstanding Shares.  Dealer agrees to confirm the foregoing representations in writing, if requested by the Counterparty, at the time of any payment or settlement hereunder.  Assuming compliance with the Dealer’s obligations hereunder, Counterparty currently has no intention to withhold on payments or deliveries hereunder under section 1445 of the Internal Revenue Code of 1986, as amended (“FIRPTA Tax”), absent any Change in Law. Dealer agrees that, to the extent Counterparty is required to withhold FIRPTA Tax with respect to payments or deliveries hereunder, Dealer will use reasonable best efforts to obtain a credit or refund in the amount of such FIRPTA Tax and pay to Counterparty the amount of such credit or refund, provided that Counterparty has delivered to Dealer a copy of Internal Revenue Service Form 8288-A or any successor form required in order for Dealer to obtain such credit or refund.

8.  Other Provisions:

(a)           Additional Termination Events.  The occurrence of (i) an “Event of Default” with respect to Counterparty under the terms of the Convertible Securities as set forth in the Indenture as described in the Prospectus Supplement under “Description of Notes – Events of Default”, which results in the acceleration thereof; or (ii) an Amendment Event shall be an Additional Termination Event with respect to which the Transaction is the sole Affected Transaction and Counterparty is the sole Affected Party and Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement.

“Amendment Event” means that Counterparty amends, modifies, supplements, waives or obtains a waiver in respect of any term of the Indenture or the Convertible Securities governing the principal amount, coupon, maturity, repurchase obligation of Counterparty, redemption right of Counterparty, any term relating to conversion of the Convertible Securities (including changes to the conversion price, conversion settlement dates or conversion conditions), or any term that would require consent of the holders of not less than 100% of the principal amount of the Convertible Securities to amend, in each case without the consent of Dealer.

In addition, if Counterparty fails to give Dealer a Notice of Exercise prior to the applicable Late Cutoff Time in respect of any Options corresponding to Relevant Convertible Securities for which the Conversion Date occurs prior to the Final Conversion Period  (an “Unexercised Options Event”), then at any time on or prior to the earlier of (1) the start of the Final Conversion Period and (2) the last day of the “Cash Settlement Averaging Period” that applies to such Conversion Date under the Indenture (or would have applied if Counterparty had made a Cash Election), Counterparty may notify Dealer in writing of such Unexercised Options Event and the aggregate principal amount of the Relevant Convertible Securities to which such Unexercised Options Event relates (the “Unexercised Options Event Notice”). Notwithstanding anything to the contrary in this Confirmation, but subject to the deemed representations, warranties and agreements by Counterparty listed below, the receipt by Dealer from Counterparty of an Unexercised Options Event Notice, within the applicable time period set forth in the preceding sentence, shall constitute an Additional Termination Event as provided in this Section. Upon receipt of any such Unexercised Options Event Notice, Dealer shall designate a Scheduled Trading Day occurring as promptly as practicable following receipt of such Unexercised Options Event Notice as an Early Termination Date with respect to the portion of this Transaction corresponding to a number of Options (the “Unexercised Options”) equal to the lesser of (A) the aggregate principal amount of such Relevant Convertible Securities specified in such Unexercised Options Event Notice, divided by USD 1,000 and (B) the Number of Options as of the date Dealer designates such Early Termination Date and, as of such date, the Number of Options shall be reduced by the number of Unexercised Options. Any payment hereunder with respect to such termination shall be calculated pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Options equal to the number of Unexercised Options, (2) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (3) the terminated portion of the Transaction were the sole Affected Transaction; provided that the amount of cash deliverable in respect of such early termination by Dealer to Counterparty shall not be greater than the Applicable Percentage of the value of the Convertible Obligation (with the Convertible Obligation determined based on the actual settlement method elected by Counterparty with respect to such Relevant Convertible Securities instead of the Convertible Security Settlement Method and with the value of any Shares included in either the Delivery Obligation or such Convertible Obligation determined by the Calculation Agent using the VWAP Price on the last day of the relevant “Cash Settlement Averaging Period”)  (the “Unexercised Options Payment”).  In lieu of Section 8(b), Counterparty may irrevocably elect, if so designated in its Unexercised Options Event Notice, to receive the Unexercised Options Payment in Shares, in which case, in lieu of making such Unexercised Options Payment as set forth above, Dealer shall deliver to Counterparty, within a commercially reasonable period of time after such designation as determined by Dealer (taking into account existing liquidity conditions and Dealer’s hedging and hedge unwind activity or settlement activity in connection with such delivery) a number of Shares equal to such Unexercised Options Payment divided by a price per Share determined by the Calculation Agent in good faith and in a commercially reasonable manner. The delivery by Counterparty of an Unexercised Options Event Notice shall be deemed a representation, warranty and agreement by Counterparty as follows: (i) it is not in possession of material non-public information in respect of itself or the Shares, (ii) it is not delivering the Unexercised Options Event Notice to create actual or apparent trading activity in the Shares or to manipulate the price of the Shares, (iii) it is not engaged in, and will not engage in until the occurrence of the related Early Termination Date, a “distribution” (as defined in Regulation M) of the Shares (or any security convertible, exchangeable or exercisable for Shares), (iv) there has not been any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to it that would fall within the scope of Rule 10b-18(a)(13)(iv), (v) it agrees that, without the prior written consent of Dealer, it shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares prior to the related Early Termination Date, and (vi) its assets at their fair valuation exceed its liabilities, including contingent liabilities, its capital is adequate to conduct its business and it has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(b)           Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events.  If Dealer shall owe Counterparty any amount pursuant to “Consequences of Merger Events” above or Sections 12.6, 12.7 or 12.9 of the Equity Definitions or pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to require Dealer to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 9:30 A.M. New York City time on the relevant merger date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable (“Notice of Share Termination”); provided that if Counterparty does not elect to require Dealer to satisfy its Payment Obligation by the Share Termination Alternative, Dealer shall have the right, in its sole discretion, to elect to satisfy its Payment Obligation by the Share Termination Alternative, notwithstanding Counterparty’s failure to elect or election to the contrary; and provided further that Counterparty shall not have the right to so elect (but, for the avoidance of doubt, Dealer shall have the right to so elect) in the event of (i) an Insolvency, a Nationalization or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash or (ii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, which Event of Default or Termination Event resulted from an event or events within Counterparty’s control.  Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the relevant merger date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable:

Share Termination Alternative:
Applicable and means that Dealer shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to “Consequences of Merger Events” above, Sections 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable, or such later date as the Calculation Agent may reasonably determine (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery
Property:
A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price.  The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:
The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Dealer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:
In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization or Merger Event, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization or Merger Event, as applicable.  If such Insolvency, Nationalization or Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:
If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10 and 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Counterparty is the issuer of the Shares or any portion of the Share Termination Delivery Units) of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units.”

(c)           Disposition of Hedge Shares.  Counterparty hereby agrees that if, in the good faith reasonable judgment of Dealer, any Shares (the “Hedge Shares”) acquired by Dealer or any of its affiliates (collectively for the purpose of this paragraph (c) only, “Dealer”) for the purpose of hedging its obligations pursuant to the Transaction cannot be sold in the public market by Dealer without registration under the Securities Act, Counterparty shall, at its election: (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, make available to Dealer an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and (A) enter into an agreement, in form and substance satisfactory to Dealer, substantially in the form of an underwriting agreement for a registered offering, (B) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities, (C) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Dealer, (D) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities and (E) afford Dealer a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities; provided, however, that if Dealer, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section 8(c) shall apply at the election of Counterparty; (ii) in order to allow Dealer to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to Dealer, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Hedge Shares from Dealer), opinions and certificates and such other documentation as is customary for private placements agreements, all reasonably acceptable to Dealer (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Dealer for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement); or (iii) purchase the Hedge Shares from Dealer at the VWAP Price on such Exchange Business Days, and in the amounts, requested by Dealer.  “VWAP Price” means, on any Exchange Business Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BKD.N Equity AQR” (or any successor thereto) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Exchange Business Day (or if such volume-weighted average price is unavailable or is manifestly incorrect, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method).

(d)           Amendment to Equity Definitions.  The following amendment shall be made to the Equity Definitions:

Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Dealer’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA 2002 Master Agreement with respect to that Issuer.”

(e)           Repurchase and Conversion Rate Adjustment Notices.  Counterparty shall, at least 5 Scheduled Trading Days prior to effecting any repurchase of Shares or consummating or otherwise executing or engaging in any transaction or event (a “Conversion Rate Adjustment Event”) that would lead to an increase in the Conversion Rate (as such term is defined in the Indenture as described in the Prospectus Supplement under “Description of Notes – Conversion Rights – General”), give Dealer a written notice of such repurchase or Conversion Rate Adjustment Event (a “Repurchase Notice”) if, following such repurchase or Conversion Rate Adjustment Event, the Notice Percentage as determined on the date of such Repurchase Notice is (i) greater than 4.5% and (ii) greater by 0.25% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof), and, if such repurchase or Conversion Rate Adjustment Event, or the intention to effect the same, would constitute material non-public information with respect to Counterparty or the Shares, Counterparty shall make public disclosure thereof at or prior to delivery of such Repurchase Notice.  The “Notice Percentage” as of any day is the fraction, expressed as a percentage, the numerator of which is the Applicable Percentage of the Number of Shares and the denominator of which is the number of Shares outstanding on such day.  In the event that Counterparty fails to provide Dealer with a Repurchase Notice on the day and in the manner specified in this Section 8(e) then Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under applicable securities laws, including without limitation, Section 16 of the Exchange Act or any federal, state or local (including non-U.S.) law, regulation or regulatory order, relating to or arising out of such failure.  If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability.  In addition, Counterparty will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty.  This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement shall inure to the benefit of any permitted assignee of Dealer.

(f)           Transfer and Assignment.  Either party may transfer any of its rights or obligations under the Transaction with the prior written consent of the non-transferring party, such consent not to be unreasonably withheld or delayed. For the avoidance of doubt, Dealer may condition its consent on any of the following, without limitation: (i) the receipt by Dealer of opinions and documents reasonably satisfactory to Dealer in connection with such assignment, (ii) such assignment being effected on terms reasonably satisfactory to Dealer with respect to any legal and regulatory requirements relevant to Dealer, and (iii) Counterparty continuing to be obligated to provide notices hereunder relating to the Convertible Securities and continuing to be obligated with respect to “Disposition of Hedge Shares” and “Repurchase  and Conversion Rate Adjustment Notices” above.  In addition, Dealer may transfer or assign without any consent of the Counterparty its rights and obligations hereunder and under the Agreement, in whole or in part, to any affiliate that is (or whose guarantor is) of credit quality equivalent to Dealer.  At any time at which any Excess Ownership Position or a Hedging Disruption exists, if Dealer, in its discretion, is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth above after using its commercially reasonable efforts on pricing terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position or a Hedging Disruption, as the case may be, no longer exists, Dealer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that such Excess Ownership Position or Hedging Disruption, as the case may be, no longer exists. In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 8(b) of this Confirmation as if (i) an Early Termination Date had been designated in respect of a

Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Counterparty shall be the sole Affected Party with respect to such partial termination and (iii) such portion of the Transaction shall be the only Terminated Transaction. “Excess Ownership Position” means any of the following: (i) the Equity Percentage exceeds 9.0%, (ii) Dealer or any “affiliate” or “associate” of Dealer would own in excess of 13% of the outstanding Shares for purposes of Section 203 of the Delaware General Corporation Law, (iii) Dealer, Dealer Group (as defined below) or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under any federal, state or local (including non-U.S.) laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a local, state or federal or non-U.S. regulator, but excluding any reporting obligations on Form 13D or Form 13G under the Exchange Act) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination or (iv) the Option Equity Percentage exceeds 14.5%.  The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer, for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13) of which Dealer is or may be deemed to be a part (Dealer and any such affiliates, persons and groups, collectively, “Dealer Group”) beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such number) and (B) the denominator of which is the number of Shares outstanding on such day.  The “Option Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the Number of Shares and (2) the aggregate number of Shares underlying any other call option transaction sold by Dealer to Counterparty, and (B) the denominator of which is the number of Shares outstanding.

(g)           Staggered Settlement.  Dealer may, by notice to Counterparty on or prior to any Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows:

(i)           in such notice, Dealer will specify to Counterparty the related Staggered Settlement Dates (each of which will be on or prior to such Nominal Settlement Date, but not prior to the beginning of the related “Cash Settlement Averaging Period” (as defined in the Indenture as described in the Prospectus Supplement under “Description of Notes ― Conversion Rights ― Settlement Upon Conversion” and as modified under “Convertible Security Settlement Method” above)) or delivery times and how it will allocate the Shares it is required to deliver under “Delivery Obligation” (above) among the Staggered Settlement Dates or delivery times; and

(ii)           the aggregate number of Shares that Dealer will deliver to Counterparty hereunder on all such Staggered Settlement Dates and delivery times will equal the number of Shares that Dealer would otherwise be required to deliver on such Nominal Settlement Date.

(h)           Right to Extend.  Dealer may postpone any Exercise Date or Settlement Date or any other date of valuation or delivery by Dealer, by not more than 30 Exchange Business Days, with respect to some or all of the relevant Options (in which event the Calculation Agent shall make appropriate adjustments to the Delivery Obligation), if Dealer determines, in its reasonable discretion, that such extension is reasonably necessary or appropriate to (i) preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the cash market, the stock loan market or any other relevant market or (ii) to enable Dealer to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

(i)           Disclosure.  Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(j)           Designation by Dealer.  Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or to make or receive such payment in cash, and otherwise to perform Dealer’s obligations in respect of this Transaction and any such designee may assume such obligations.  Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(k)           No Netting and Set-off.  Each party waives any and all rights it may have to set off obligations arising under the Agreement and the Transaction against other obligations between the parties, whether arising under any other agreement, applicable law or otherwise.

(l)           Equity Rights.  Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty’s bankruptcy.  For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty’s bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement.  For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to any other agreement.

(m)           Early Unwind.  In the event the sale by Counterparty of the Convertible Securities is not consummated with the underwriters pursuant to the Underwriting Agreement dated as of June 8, 2011, between Counterparty and Merrill Lynch, Pierce, Fenner & Smith Incorporated and JP Morgan Securities LLC, as representatives of the Underwriters party thereto (the “Underwriting Agreement”) and for any reason by the close of business in New York on June 14, 2011 (or such later date as agreed upon by the parties, which in no event shall be later than 10 business days later) (June 14, 2011 or such later date being the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”), on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Dealer and Counterparty thereunder shall be cancelled and terminated and (ii) except to the extent that the Early Unwind Date occurred as a result of a breach of the Underwriting Agreement by Dealer or any of its affiliates, Counterparty shall pay to Dealer an amount in cash equal to the aggregate amount of costs and expenses relating to the unwinding of Dealer’s hedging activities in respect of the Transaction (including market losses incurred in reselling any Shares purchased by Dealer or its affiliates in connection with such hedging activities).  Following such termination, cancellation and payment, each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of either party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date.  Dealer and Counterparty represent and acknowledge to the other that upon an Early Unwind and following the payment referred to above, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

(n)           Waiver of Trial by Jury.  EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(o)           Governing Law; Jurisdiction.  THIS CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(p)           Wall Street Transparency and Accountability Act.  In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Excess Ownership Position, or Illegality (as defined in the Agreement)).

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

ROYAL BANK OF CANADA
by its agent RBC Capital Markets, LLC

By:	/s/
Name:
Title:

By:
Name:
Title:

Agreed and Accepted By:

BROOKDALE SENIOR LIVING INC.

By:	/s/
Name:
Title:

Annex A

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